Exhibit 99.1
1550 Peachtree Street, N.W.  Atlanta, Georgia 30309
FOR IMMEDIATE RELEASE	NEWS RELEASE

 Contact:

Jeff Dodge Investor Relations (404) 885-8804 jeff.dodge@equifax.com	David Rubinger Media Relations (404) 885-8555 david.rubinger@equifax.com

Equifax Delivers Record Revenue in Third Quarter

Atlanta, Oct. 21, 2004 -- Equifax Inc. (NYSE: EFX) today reported record revenue of $323 million for the third quarter of 2004, an increase of 4 percent from the same period last year. Earnings from continuing operations were $53 million, unchanged from the same period last year. Earnings per share (EPS) totaled $0.40, a 3 percent increase from 2003’s third quarter.

 “Equifax delivered record revenue in what continues to be a challenging economic environment. We enter the fourth quarter with significant momentum,” said Thomas F. Chapman, Equifax chairman and CEO. “This solid financial performance is reflected in our free cash flow and improving operating margins.”

Third quarter performance highlights compared to the third quarter of 2003…

  Consolidated operating margins increased to 30 percent from 29 percent;

  Cash flow from operations was $94 million, up 3 percent; free cash flow was $81 million, up 4 percent;

  North America Information Services reported revenue of $177 million, up 1 percent;

  Revenue for Marketing Services in North America was $60 million, a 3 percent decline, however Equifax Credit Marketing Services revenue increased 3 percent to $37 million;

  Personal Solutions increased revenue 26 percent to $24 million, with several new products already introduced for the fourth quarter;

  Europe revenue grew to $39 million, up 22 percent;

  Latin America revenue rose to $24 million, a 10 percent increase;

Teleconference and non-GAAP reconciliation information

Equifax's quarterly teleconference to discuss results will be held today at 9 a.m. (EDT). The live audio Webcast of the speakers' presentations will be available at www.equifax.com. Please note that Microsoft Media Player is required to access the Webcast. This can be downloaded from www.microsoft.com/windows/mediaplayer.

Equifax has presented in this press release and will discuss during the teleconference certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. As required by SEC rules a reconciliation of such measures to the most comparable GAAP measure is presented below in the Common Questions and Answers (Unaudited) that are a part of this press release. This information can also be found under the heading "non-GAAP Financial Measures" in the Investor Center on the company's website at www.equifax.com.

About Equifax

Equifax Inc. is a global leader in turning information into intelligence. For businesses, Equifax provides faster and easier ways to find, approve and market to the appropriate customers. For consumers, Equifax offers easier, instantaneous ways to buy products or services and better insight into and management of their personal credit. Equifax. Information that Empowers.

Safe Harbor

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements.  Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for Equifax’s products and services, risks associated with the integration of acquisitions and other investments, changes in laws governing our business, including particularly the cost of compliance with the FACT Act and related regulations, the ability of Equifax to achieve its productivity improvement and cost reduction targets, pricing and other competitive pressures, and certain other factors discussed under the caption “Risk Factors” in the Management’s Discussion and Analysis section of Equifax’s annual report on Form 10-K for the year ended December 31, 2003, and in our other filings with the U.S. Securities and Exchange Commission.  Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	THREE MONTHS ENDED
(In millions, except per share amounts)	September 30,
	2004	2003

Operating revenue	$323.0	$309.8

Costs and expenses:
Costs of services	137.3	129.0
Selling, general and administrative expenses	71.1	66.8
Depreciation	3.3	4.1
Amortization	15.9	21.0
Total costs and expenses	227.6	220.9
Operating income	95.4	88.9
Other income, net	2.2	3.0
Minority interests in earnings, net of tax	(0.8)	(0.9)
Interest expense	(9.2)	(8.6)
Income from continuing operations before income taxes	87.6	82.4
Provision for income taxes	(34.9)	(29.6)
Income from continuing operations	52.7	52.8

Discontinued operations
Gain/(loss) from discontinued operations, net of income tax benefit of $0.0 in 2004 and 2003	0.5	(1.6)
Net income	$53.2	$51.2

Per common share (basic):
Income from continuing operations	$0.40	$0.39
Discontinued operations	0.00	(0.01)
Net income	$0.40	$0.38

Shares used in computing basic earnings per share	130.7	134.5

Per common share (diluted):
Income from continuing operations	$0.40	$0.39
Discontinued operations	0.00	(0.01)
Net income	$0.40	$0.38

Shares used in computing diluted earnings per share	132.5	136.4

Dividends per common share	$0.03	$0.02

SEGMENT REVENUE & OPERATING INCOME

	THREE MONTHS ENDED
	September 30,

Equifax revenue:	2004	2003
North America
Information Services	$177.3	$176.2
Marketing Services	60.0	61.7
Personal Solutions	23.5	18.7
	260.8	256.6
Europe	38.6	31.7
Latin America	23.6	21.5
	$323.0	$309.8

Equifax operating income:	2004	2003
North America
Information Services	$73.3	$80.0
Marketing Services	21.5	7.1
Personal Solutions	4.4	2.3
	99.2	89.4
Europe	8.1	4.9
Latin America	4.7	6.0
Corporate Expense	(16.6)	(11.5)
	$95.4	$88.9 *

* Does not total due to rounding

3

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	NINE MONTHS ENDED
(In millions, except per share amounts)	September 30,
	2004	2003

Operating revenue	$955.5	$928.4

Costs and expenses:
Costs of services	404.1	393.7
Selling, general and administrative expenses	213.0	207.4
Depreciation	11.0	12.4
Amortization	50.3	60.1
Asset impairment and related charges	7.6	—
Total costs and expenses	686.0	673.6
Operating income	269.5	254.8
Other income, net	45.2	12.3
Minority interests in earnings, net of tax	(2.3)	(2.6)
Interest expense	(25.8)	(31.1)
Income from continuing operations before income taxes	286.6	233.4
Provision for income taxes	(109.5)	(86.2)
Income from continuing operations	177.1	147.2

Discontinued operations
Gain/(loss) from discontinued operations, net of income tax benefit of $0.0 in 2004 and 2003	0.1	(10.3)
Net income	$177.2	$136.9

Per common share (basic):
Income from continuing operations	$1.34	$1.09
Discontinued operations	0.00	(0.08)
Net income	$1.34	$1.01

Shares used in computing basic earnings per share	131.8	134.9

Per common share (diluted):
Income from continuing operations	$1.32	$1.08
Discontinued operations	0.00	(0.08)
Net income	$1.32	$1.00

Shares used in computing diluted earnings per share	133.8	136.8

Dividends per common share	$0.08	$0.06

SEGMENT REVENUE & OPERATING INCOME

	NINE MONTHS ENDED
	September 30,
Equifax revenue:	2004	2003
North America
Information Services	$527.3	$520.9
Marketing Services	175.1	205.1
Personal Solutions	72.8	50.9
	775.2	776.9
Europe	114.2	94.4
Latin America	66.1	57.1
	$955.5	$928.4

Equifax operating income:
North America
Information Services	$222.7	$235.1
Marketing Services	52.5	29.4
Personal Solutions	16.6	5.7
	291.8	270.2
Europe	19.4	13.4
Latin America	12.3	13.9
Asset impairment and related charges	(7.6)	—
Corporate Expense	(46.4)	(42.7)
	$269.5	$254.8

4

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED
(In millions)	September 30,
	2004	2003
Cash flows from operating activities:
Net income	$177.2	$136.9
Adjustments to reconcile net income to net cash provided
by operating activities of continuing operations:
Gain on sale of investment in Intersections Inc.	(36.8)	—
(Gain)/loss from discontinued operations	(0.1)	9.8
Depreciation and amortization	61.3	72.5
Asset impairment and related charges	7.6	—
Deferred income taxes	14.0	10.5
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(22.6)	(1.0)
Current liabilities, excluding debt	9.7	(13.8)
Other current assets	4.9	1.7
Other long-term liabilities, excluding debt	1.9	4.4
Other assets	(9.4)	(27.5)

Cash provided by operating activities	207.7	193.5

Investing activities:
Additions to property and equipment	(10.5)	(11.4)
Additions to other assets, net	(22.5)	(25.3)
Acquisitions, net of cash acquired	(17.4)	(40.7)
Proceeds from sale of investment in Intersections Inc.	59.4	—
Deferred payments on prior year acquisitions	(1.4)	(1.4)

Cash provided (used) by investing activities	7.6	(78.8)

Financing activities:
Net short-term payments	(133.1)	(11.5)
Additions to long-term debt	–	155.3
Payments on long-term debt	(0.6)	(202.5)
Treasury stock purchases	(103.0)	(65.3)
Dividends paid	(11.0)	(8.4)
Proceeds from exercise of stock options	22.5	16.7
Other	(3.9)	0.2

Cash used by financing activities	(229.1)	(115.5)

Effect of foreign currency exchange rates on cash	(3.6)	3.3
Cash provided by discontinued operations	0.8	0.5

(Decrease) increase in cash and cash equivalents	(16.6)	3.0

Cash and cash equivalents, beginning of year	39.3	30.5

Cash and cash equivalents, end of period	$22.7	$33.5

5

EQUIFAX INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except par values)	September 30,	December 31,
	2004	2003

	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$22.7	$39.3
Trade accounts receivable, net of allowance for doubtful
accounts of $10.3 in 2004 and $11.9 in 2003	199.7	175.4
Other receivables	7.7	13.3
Deferred income tax assets	9.4	15.5
Other current assets	35.0	42.4

Total current assets	274.5	285.9

Property and Equipment:
Land, buildings and improvements	30.0	31.6
Data processing equipment and furniture	122.1	121.7

	152.1	153.3

Less accumulated depreciation	107.1	106.3

	45.0	47.0

Goodwill	717.1	724.3
Purchased Data Files	236.7	247.9
Other Assets	238.3	248.2

	$1,511.6	$1,553.3

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Short-term debt and current maturities	$268.4	$160.5
Accounts payable	7.4	13.4
Accrued salaries and bonuses	27.8	34.4
Other current liabilities	170.4	146.5

Total current liabilities	474.0	354.8

Long-Term Debt	412.4	663.0
Deferred Revenue	10.6	12.0
Deferred Income Tax Liabilities	51.4	44.3
Other Long-Term Liabilities	101.9	99.1
Liabilities of Discontinued Operations	—	8.6

Total liabilities	1,050.3	1,181.8

Commitments and Contingencies

Shareholders' Equity:
Preferred stock, $0.01 par value: Authorized - 10.0; Issued - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0
Issued shares - 181.5 in 2004 and 180.4 in 2003
Outstanding shares - 130.1 in 2004 and 132.7 in 2003	226.8	225.5
Paid-in capital	449.2	432.5
Retained earnings	1,245.4	1,079.0
Accumulated other comprehensive loss	(291.8)	(296.1)
Treasury stock, at cost, 46.4 shares in 2004 and 42.3 shares in 2003	(1,098.5)	(995.5)
Stock held by employee benefits trusts, at cost, 5.0 shares in 2004 and 5.4 shares in 2003	(69.8)	(73.9)

Total shareholders' equity	461.3	371.5

	$1,511.6	$1,553.3

6

Common Questions & Answers (Unaudited) - September 30, 2004
(Dollars in millions, except per share amounts)

1.	Can you provide a further analysis of revenue and operating income?
Equifax revenue and operating income consist of the following components:

	QTD
Equifax revenue:	2004	% of Revenue	2003	% of Revenue	$ Change	% Change
North America
Information Services	$177.3	55%	$176.2	57%	$1.1	1%
Marketing Services	60.0	19%	61.7	20%	(1.7)	-3%
Personal Solutions	23.5	7%	18.7	6%	4.8	26%
	260.8	81%	256.6	83%	4.2	2%
Europe	38.6	12%	31.7	10%	6.9	22%
Latin America	23.6	7%	21.5	7%	2.1	10%
	$323.0	100%	$309.8	100%	$13.2	4%

Equifax operating income:	2004	Profit Margin	2003	Profit Margin	$ Change	% Change
North America
Information Services	$73.3	41%	$80.0	45%	$(6.7)	-8%
Marketing Services	21.5	36%	7.1	12%	14.4	203%
Personal Solutions	4.4	19%	2.3	12%	2.1	91%
	99.2	38%	89.4	35%	9.8	11%
Europe	8.1	21%	4.9	15%	3.2	65%
Latin America	4.7	20%	6.0	28%	(1.3)	-22%
Corporate Expense	(16.6)	nm	(11.5)	nm	(5.1)	44%
	$95.4	30%	$88.9 *	29%	$6.5 *	7%

	YTD
Equifax revenue:	2004	% of Revenue	2003	% of Revenue	$ Change	% Change
North America
Information Services	$527.3	55%	$520.9	56%	$6.4	1%
Marketing Services	175.1	18%	205.1	22%	(30.0)	-15%
Personal Solutions	72.8	8%	50.9	6%	21.9	43%
	775.2	81%	776.9	84%	(1.7)	0%
Europe	114.2	12%	94.4	10%	19.8	21%
Latin America	66.1	7%	57.1	6%	9.0	16%
	$955.5	100%	$928.4	100%	$27.1	3%

Equifax operating income:	2004	Profit Margin	2003	Profit Margin	$ Change	% Change
North America
Information Services	$222.7	42%	$235.1	45%	$(12.4)	-5%
Marketing Services	52.5	30%	29.4	14%	23.1	79%
Personal Solutions	16.6	23%	5.7	11%	10.9	191%
	291.8	38%	270.2	35%	21.6	8%
Europe	19.4	17%	13.4	14%	6.0	45%
Latin America	12.3	19%	13.9	24%	(1.6)	-12%
Asset impairment and related charges	(7.6)	nm	-	nm	(7.6)	nm
Corporate Expense	(46.4)	nm	(42.7)	nm	(3.7)	9%
	$269.5	28%	$254.8	27%	$14.7	6%

nm - not meaningful
* Does not total due to rounding

7

Common Questions & Answers (Unaudited) - September 30, 2004
(Dollars in millions, except per share amounts)

2.	Can you provide a further breakdown of revenue in the Equifax North America segment?
Equifax North America revenue consists of the following components:

	QTD Revenue
Equifax North America Revenue:	Q3 2004	% of Revenue	Q3 2003	% of Revenue	$ Change	% Change
U.S. Consumer and Commercial Services	$134.1	52%	$134.6	53%	$(0.5)	0%
Mortgage Services	18.8	7%	18.3	7%	0.5	3%
Canadian Operations	24.4	9%	23.3	9%	1.1	5%
Total North America Information Services	177.3	68%	176.2	69%	1.1	1%
Credit Marketing Services	36.7	14%	35.5	14%	1.2	3%
Direct Marketing Services	23.3	9%	26.2	10%	(2.9)	-11%
Total Marketing Services	60.0	23%	61.7	24%	(1.7)	-3%
Personal Solutions	23.5	9%	18.7	7%	4.8	26%
	$260.8	100%	$256.6	100%	$4.2	2%

	YTD Revenue
Equifax North America Revenue:	2004	% of Revenue	2003	% of Revenue	YOY $ Change	YOY % Change
U.S. Consumer and Commercial Services	$398.2	52%	$397.7	51%	$0.5	0%
Mortgage Services	56.7	7%	56.4	7%	0.3	1%
Canadian Operations	72.4	9%	66.8	9%	5.6	8%
Total North America Information Services	527.3	68%	520.9	67%	6.4	1%
Credit Marketing Services	103.1	14%	113.7	14%	(10.6)	-9%
Direct Marketing Services	72.0	9%	91.4	12%	(19.4)	-21%
Total Marketing Services	175.1	23%	205.1	26%	(30.0)	-15%
Personal Solutions	72.8	9%	50.9	7%	21.9	43%
	$775.2	100%	$776.9	100%	$(1.7)	0%

3.	Can you provide a breakout of costs of services and SG&A as a percent of sales?
Operating expenses as a percent of revenue are as follows for continuing operations:

	Q3
Operating Expenses:	2004	2003
Cost of services	42%	42%
Selling, general and administrative	22%	21%
Depreciation and amortization	6%	8%
	70%	71%

4.	Can you give depreciation and amortization by segment?
Depreciation and amortization is as follows:

Depreciation & Amortization:	Q3	Q2	Q3	Q2
Equifax North America	$13.0	$13.8	$17.4	$16.6
Equifax Europe	2.4	2.7	3.0	2.9
Equifax Latin America	2.1	1.3	1.4	1.3
General Corporate	1.7	2.7	3.3	3.3
	$19.2	$20.5	$25.1	$24.1

8

Common Questions & Answers (Unaudited) - September 30, 2004
(Dollars in millions, except per share amounts)

5.	What was the currency impact on the foreign operations?
The favorable US dollar impact on revenue and operating income is as follows:

	2004 Revenue		2004 Operating Income
	Q3%		Q3%
Canada	$1.3	5%	$0.5	6%
Europe	4.1	13%	1.0	19%
Latin America	0.3	1%	0.1	2%
	$5.7	2%	$1.6	2%

6.	What was your cash flow from operations for the third quarter 2004 and 2003?
Cash provided by operating activities was $93.7 million and $91.4 million for the third quarter of 2004 and 2003, respectively.

7.	What was the level of debt?
Total debt was comprised of the following:

	Sept. 30,	Dec. 31,
	2004	2003
Senior Notes and Debentures - Long-term	$398.5	$648.0
Senior Notes and Debentures - Current	255.8	-
Revolving Credit Facility	13.9	139.0
Other Long-term Obligations	-	14.9
Other Short-term Debt & Current Maturities	12.6	21.6
	$680.8	$823.5

On August 20, 2004, Equifax entered into a new five-year, $500 million senior unsecured revolving credit facility with a group of banks to replace its existing $465 million revolving credit facility. $13.9 million was outstanding under our facility at September 30, 2004.

8a.	What was the level of capital spending in the third quarter of 2004 and 2003?
Capital expenditures, excluding property and equipment and other assets purchased in acquisitions, were as follows:

	2004	2003
	Q3	Q3
Capital expenditures	$12.8	$13.5

8b.	Of the third quarter capital spending, what was FACT Act related?

	2004	2003
	Q3	Q3
FACT Act capital expenditures	$5.7	$-

9

Common Questions & Answers (Unaudited) - September 30, 2004
(Dollars in millions, except per share amounts)

9.	What is the current authorization amount for stock buyback?
As of September 30, 2004, approximately $274.3 million remained authorized for future share repurchases. We invested $38.0 million in open market stock purchases during the third quarter of 2004.

10.	Why is other income $45.2 million for 2004 YTD compared to $12.3 million for the same period last year?

On May 5, 2004, Equifax, through its wholly owned subsidiary CD Holdings, Inc., completed the sale of 3,755,792 shares of common stock it owned in Intersections Inc., a provider of identity theft protection and credit management services, in an underwritten public offering for net proceeds of $59.4 million. Immediately prior to the public offering, CD Holdings converted a $20.0 million senior secured convertible note issued to it by Intersections in November 2001 into 3,755,792 shares of Intersections common stock, or approximately 26.9% of Intersections' outstanding stock before its public offering.

The book value of our investment in Intersections was $22.3 million, including accrued interest of $2.3 million. In the second quarter of 2004, we recorded, net of income taxes of $13.8 million, a net gain of $23.0 million.

11.	Why did the third quarter effective tax rate change from 37.5% in Q1 and Q2 to 39.8% for the third quarter of 2004?

The increase in the third quarter effective tax rate is primarily the result of increased tax expense due to limitations on our ability to utilize foreign tax credits. We anticipate the effective tax rate will return to a range of 37% to 38% in the 4th quarter of 2004 and for 2005.

10

Common Questions & Answers (Unaudited) - September 30, 2004
(Dollars in millions, except per share amounts)

Non-GAAP Financial Measures (Unaudited) - September 30, 2004

A.	Revenue excluding Mortgage-related and eMarketing revenue

RECONCILIATION OF REVENUE TO REVENUE EXCLUDING MORTGAGE-RELATED
AND eMARKETING REVENUE

Quarter
(In millions)
	Q3 2004	Q3 2003	Increase

Revenue	$323.0	$309.8	4%

Mortgage-related and eMarketing revenue	54.8	60.6

Revenue-excluding Mortgage-related and eMarketing revenue	$268.2	$249.2	8%

YTD
(In millions)
	2004	2003	Increase

Revenue	$955.5	$928.4	3%

Mortgage-related and eMarketing revenue	168.4	204.1

Revenue-excluding Mortgage-related and eMarketing revenue	$787.1	$724.3	9%

11

Common Questions & Answers (Unaudited) - September 30, 2004
(Dollars in millions, except per share amounts)

B.	Free Cash Flow

Quarter

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE THREE MONTHS
ENDED SEPTEMBER 30, 2004 AND 2003, TO FREE CASH FLOW FOR THE THREE MONTHS
ENDED SEPTEMBER 30, 2004 AND 2003

(In millions)
	2004	2003	Increase

Cash provided by operating activities for the three months	$93.7	$91.4	3%
ended September 30, 2004 and 2003

Adjustments to reconcile cash provided by operating activities for the three months ended September 30, 2004 and 2003, to free cash flow for the three months ended September 30, 2004 and 2003:

Additions to property and equipment for the three months ended
September 30, 2004 and 2003	(5.5)	(3.1)
Additions to other assets, net, for the three months ended
September 30, 2004 and 2003	(7.3)	(10.4)
Free cash flow for the three months ended September 30, 2004 and 2003	$80.9	$77.9	4%

YTD

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2004 AND 2003, TO FREE CASH FLOW FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2004 AND 2003

(In millions)
	2004	2003	Increase

Cash provided by operating activities for the nine months	$207.7	$193.5	7%
ended September 30, 2004 and 2003

Adjustments to reconcile cash provided by operating activities for the nine months ended September 30, 2004 and 2003, to free cash flow for the nine months ended September 30, 2004 and 2003:

Additions to property and equipment for the nine months ended
September 30, 2004 and 2003	(10.5)	(11.4)
Additions to other assets, net, for the nine months ended
September 30, 2004 and 2003	(22.5)	(25.3)
Free cash flow for the nine months ended September 30, 2004 and 2003	$174.7	$156.8	11%

12

Common Questions & Answers (Unaudited) - September 30, 2004
(Dollars in millions, except per share amounts)

C.	Income from continuing operations excluding the effect of the sale of investment, asset impairment and related charges

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO INCOME FROM CONTINUING OPERATIONS
EXCLUDING THE EFFECT OF THE SALE OF INVESTMENT, ASSET IMPAIRMENT AND RELATED CHARGES

(In millions)	YTD 2004
	Pre-tax	After-tax	EPS

Income from continuing operations	$286.6	$177.1	$1.324
Sale of investment in Intersections	(36.8)	(23.0)	(0.172)
Asset impairment and related charges	7.6	4.8	0.036
Income from continuing operations - excluding sale of investment, asset impairment	$257.4	$158.9	$1.188
and related charges

D.	Income from continuing operations - effective tax rate sensitivity analysis

(In millions)	Q3 2004
	39.8%	37.5%

Income from continuing operations before income taxes	$87.6	$87.6
Provision for income taxes	(34.9)	(32.8)
Income from continuing operations	$52.7	$54.8
Diluted EPS	$0.40	$0.41

13

Notes to our Non-GAAP Financial Measures

Revenue excluding Mortgage-related and eMarketing revenue is a Non-GAAP financial measure and is intended to supplement investors' understanding of our core business activities, unaffected by the fluctuations of the mortgage industry and the performance of our eMarketing business. Revenue excluding Mortgage-related and eMarketing revenue is useful to management and investors for comparative purposes.

We calculate free cash flow by subtracting capital-related expenditures from cash provided by operations. Free cash flow is useful to management and the Company's investors in measuring the cash generated by the Company that is available to be used for business and strategic initiatives. Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities as a measure of liquidity. In addition, our calculation of free cash flow may be different from the calculation used by other companies and therefore, comparability may be limited.

Equifax believes that income from continuing operations excluding the effect of the sale of investment, asset impairment and related charges is a measure that should be presented in addition to income from continuing operations determined in accordance with generally accepted accounting principles (GAAP) and is useful to investors. The following matters should be considered when evaluating this non-GAAP financial measure:

• Equifax reviews the operating results of its businesses excluding the impact of the sale of investment, asset impairment and related charges because it provides an additional basis of comparison. We believe that these items are unusual in nature, and would not be indicative of ongoing operating results. As a result, management believes such charges should be excluded in order to compare past, current, and future periods.

• Asset impairments principally represent adjustments to the carrying value of certain assets and do not typically require a cash payment.

• Asset impairment and related charges are typically material and are considered to be outside the normal operations of a business. Corporate management is responsible for making decisions about asset impairment and related charges.

 Equifax believes that the effective tax rate sensitivity analysis is useful to management and investors for comparative purposes.

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